EXHIBIT 2.3

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EMPIRE GLOBAL CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

                           EMPIRE GLOBAL CORP.

             WARRANT #1 TO PURCHASE SHARES OF COMMON STOCK

1. Issuance. In consideration of good and valuable consideration as set forth in the Purchase Agreement (as defined below), including without limitation the Initial Cash Purchase Price (as defined in the Purchase Agreement), the receipt and sufficiency of which are hereby acknowledged by EMPIRE GLOBAL CORP., a Delaware corporation ("Company"); TYPENEX CO-INVESTMENT, LLC, a Utah limited liability company, its successors and/or registered assigns ("Investor"), is hereby granted the right to purchase at any time on or after the Issue Date (as defined below) until the date which is the last calendar day of the month in which the fifth anniversary of the Issue Date occurs (the "Expiration Date"), a number of fully paid and non-assessable shares (the "Warrant Shares") of Company's common stock, par value $0.0001 per share (the "Common Stock"), equal to $57,500.00 divided by the Market Price (as defined in the Note, as of the Issue
      Date), as such number may be adjusted from time to time pursuant to the terms and conditions of this Warrant #1 to Purchase Shares of Common Stock (this "Warrant"). This Warrant is being issued pursuant to the terms of that certain Securities Purchase Agreement dated June 17, 2015, to which Company and Investor are parties (as the same may be amended from time to time, the "Purchase Agreement").

      Unless otherwise indicated herein, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

      This Warrant was issued to Investor on June 17, 2015 (the "Issue Date"). For the avoidance of doubt, the Initial Cash Purchase Price constitutes payment in full for this Warrant.

2.    Exercise of Warrant.

2.1.  General.

      (a) This Warrant is exercisable in whole or in part at any time and from time to time commencing on the Issue Date and ending on the Expiration Date. Such exercise shall be effectuated by submitting to Company (either by delivery to Company or by email or facsimile transmission) a completed and duly executed Notice of Exercise substantially in the form attached to this Warrant as Exhibit A (the "Notice of Exercise"). The date a Notice of Exercise is either faxed, emailed or delivered to Company shall be the "Exercise Date," provided that, if such exercise represents the full exercise of the outstanding balance of this Warrant, Investor shall tender this Warrant to Company within five (5) Trading Days thereafter, but only if the Delivery Shares (as defined below) to be delivered pursuant to the Notice of Exercise have been delivered to Investor as of such date. The Notice of Exercise shall be executed by Investor and shall indicate (i) the number of Delivery Shares to be issued pursuant to such exercise, and (ii) if applicable (as provided below), whether the exercise is a cashless exercise.
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           For purposes of this Warrant, the term "Trading Day" means any day during which the principal market on which the Common Stock is traded (the "Principal Market") shall be open for business.

      (b) Notwithstanding any other provision contained herein or in any other Transaction Document to the contrary, at any time prior to the Expiration Date, Investor may elect a "cashless" exercise of this Warrant for any Warrant Shares whereby Investor shall be entitled to receive a number of shares of Common Stock equal to (i) the excess of the Current Market Value (as defined below) over the aggregate Exercise Price of the Exercise Shares (as defined below), divided by
           (ii) the Adjusted Price (as defined below) of the Common Stock.

For the purposes of this Warrant, the following terms shall have the following meanings:

"Adjusted Price" shall mean the lower of (i) the Lender Conversion Price (as defined in the Note), as such Lender Conversion Price may be adjusted from time to time pursuant to the terms of the Note (solely for the purpose of determining the then-current Lender Conversion Price under this definition of "Adjusted Price," each cashless exercise of this Warrant shall be deemed a conversion under the Note), and (ii) the Market Price (as defined in the Note), without regard to whether the Note remains outstanding or has been fully repaid, cancelled or otherwise retired, on any relevant Exercise Date.

"Current Market Value" shall mean an amount equal to the Trade Price (as defined below) of the Common Stock, multiplied by the number of Exercise Shares specified in the applicable Notice of Exercise.

"Closing Price" shall mean the 4:00 P.M. last sale price of the Common Stock on the Principal Market on the relevant Trading Day(s), as reported by Bloomberg L.P. (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by Investor and reasonably acceptable to Company) ("Bloomberg") for the relevant date.

"Delivery Shares" means those shares of Common Stock issuable and deliverable upon the exercise of this Warrant.

"Exercise Price" shall mean $1.00 per share of Common Stock, as the same may be adjusted from time to time pursuant to the terms and conditions of this Warrant.

"Exercise Shares" shall mean those Warrant Shares subject to an exercise of this Warrant by Investor. By way of illustration only and without limiting the foregoing, if (i) this Warrant is initially exercisable for 4,180,000 Warrant Shares and Investor has not previously exercised this Warrant, and (ii) Investor were to make a cashless exercise with respect to 5,000 Warrant Shares pursuant to which 6,000 Delivery Shares would be issuable to Investor, then (1) this Warrant shall be deemed to have been exercised with respect to 5,000 Exercise Shares, (2) this Warrant would remain exercisable for 4,175,000 Warrant Shares, and (3) this Warrant shall be deemed to have been exercised with respect to 6,000 Delivery Shares.

"Note" shall mean that certain Secured Convertible Promissory Note issued by Company to Investor pursuant to the Purchase Agreement, as the same may be amended from time to time, and including any promissory note(s) that replace or are exchanged for such referenced promissory note.

"Trade Price" shall mean the higher of: (i) the Closing Price of the Common


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Stock on the Issue Date; and (ii) the VWAP (as defined below) of the Common
Stock for the Trading Day that is two (2) Trading Days prior to the Exercise
Date.

"Transaction Documents" or "Transaction Document" shall have the meaning set forth in the Purchase Agreement.

"VWAP" shall mean the volume-weighted average price of the Common Stock on the Principal Market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

      (c) If the Notice of Exercise form elects a "cash" exercise (or if the cashless exercise referred to in the immediately preceding subsection (b) is not available in accordance with the terms hereof), the Exercise Price per share of Common Stock for the Delivery Shares shall be payable, at the election of Investor, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by Company at the request of Investor.

      (d) Upon the appropriate payment to Company, if any, of the Exercise Price for the Delivery Shares, Company shall promptly, but in no case later than the date that is three (3) Trading Days following the date the Exercise Price is paid to Company (or with respect to a "cashless exercise," the date that is three (3) Trading Days following the Exercise Date) (the "Delivery Date"), deliver or cause Company's Transfer Agent to deliver the applicable Delivery Shares electronically via the Deposit/Withdrawal at Custodian ("DWAC") system to the account designated by Investor on the Notice of Exercise. If for any reason Company is not able to so deliver the Delivery Shares via the DWAC system, notwithstanding its best efforts to do so, such shall constitute a breach of this Warrant (and thus an Event of Default under the Note), and Company shall instead, on or before the applicable date set forth above in this subsection, issue and deliver to Investor or its broker (as designated in the Notice of Exercise), via reputable overnight courier, a certificate, registered in the name of Investor or its designee, representing the applicable number of Delivery Shares. For the avoidance of doubt, Company has not met its obligation to deliver Delivery Shares within the required timeframe set forth above unless Investor or its broker, as applicable, has actually received the Delivery Shares (whether electronically or in certificated form) no later than the close of business on the latest possible delivery date pursuant to the terms set forth above.

      (e) If Delivery Shares are delivered later than as required under subsection (d) immediately above, Company agrees to pay, in addition to all other remedies available to Investor in the Transaction Documents, a late charge equal to the greater of (i) $500.00 and
           (ii) 2% of the product of (1) the sum of the number of shares of Common Stock not issued to Investor on a timely basis and to which Investor is entitled multiplied by (2) the closing bid price of the Common Stock on the Trading Day immediately preceding the last possible date which Company could have issued such shares of Common Stock to Investor without violating this Warrant, per Trading Day until such Delivery Shares are delivered (the "Late Fees"). Company shall pay any Late Fees incurred under this subsection in immediately available funds upon demand; provided, however, that, at the option of Investor (without notice to Company), such amount owed may be added to the principal amount of the Note. Furthermore, in addition to any other remedies which may be available to Investor, in the event that Company fails for any reason to effect delivery of the Delivery Shares as required under subsection (d) immediately above, Investor may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to Company, whereupon Company and Investor shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the Late Fees described above shall be payable through the date notice of revocation or rescission is given to Company. Finally, as liquidated damages in the event Company fails to deliver any Delivery Shares to Investor for a period of ninety (90) days from the Delivery Date, Investor may elect, in its sole discretion, to stop the accumulation of the Late Fees as of such date and require Company to pay to Investor a cash amount equal to (i) the total amount of all Late Fees that have accumulated prior to the date of Investor's election, plus (ii) the product of the number of Delivery Shares deliverable to Investor on such date if it were to exercise this Warrant with respect to the remaining number of Exercise Shares as of such date multiplied by the Closing Price of the Common Stock on the Delivery Date (the "Cash Settlement Amount"). At such time that Investor makes an election to require Company to pay to it the Cash Settlement Amount, such obligation of Company shall be a valid and binding obligation of Company and shall for all purposes be deemed to be a debt obligation of Company owed to Investor as of the date it makes such election. Upon Company's payment of the Cash Settlement Amount to Investor, this Warrant shall be deemed to have been satisfied and Investor shall return the original Warrant to Company for cancellation. In addition, and for the avoidance of doubt, even if Company could not deliver the number of Delivery Shares deliverable to Investor if it were to exercise this Warrant with respect to the remaining number of Exercise Shares on the date of repayment due to the provisions of Section 2.2, the provisions of Section 2.2 will not apply with respect to Company's payment of the Cash Settlement Amount.

      (f) Investor shall be deemed to be the holder of the Delivery Shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

2.2. Ownership Limitation. Notwithstanding anything to the contrary contained in this Warrant or the other Transaction Documents, if at any time Investor shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Investor (together with its affiliates) to own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (the "Maximum Percentage"), Company must not issue to Investor shares of Common Stock which would exceed the Maximum Percentage. The shares of Common Stock issuable to Investor that would cause the Maximum Percentage to be exceeded are referred to herein as the "Ownership Limitation Shares". Company will reserve the Ownership Limitation Shares for the exclusive benefit of Investor. From time to time, Investor may notify Company in writing of the number of the Ownership Limitation Shares that may be issued to Investor without causing Investor to exceed the Maximum Percentage. Upon receipt of such notice, Company shall be unconditionally obligated to immediately issue such designated shares to Investor, with a corresponding reduction in the number of the Ownership Limitation Shares. Notwithstanding the forgoing, the term "4.99%" above shall be replaced with "9.99%" at such time as the Market Capitalization of the Common Stock is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term "4.99%" is replaced with "9.99%" pursuant to the preceding sentence, such change to "9.99%" shall be permanent. For purposes of this Warrant, the term "Market Capitalization of the Common Stock" shall mean the product equal to (A) the average VWAP of the Common Stock for the immediately preceding fifteen (15) Trading Days, multiplied by (B) the aggregate number of outstanding shares of Common Stock as reported on Company's most recently filed Form 10-Q or Form 10-K. By written notice to Company, Investor may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Investor.

3. Mutilation or Loss of Warrant. Upon receipt by Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, Company will execute and deliver to Investor a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

4. Rights of Investor. Investor shall not, by virtue of this Warrant alone, be entitled to any rights of a stockholder in Company, either at law or in equity, and the rights of Investor with respect to or arising under this Warrant are limited to those expressed in this Warrant and are not enforceable against Company except to the extent set forth herein.

5.    Protection Against Dilution and Other Adjustments.

5.1. Capital Adjustments. If Company shall at any time prior to the expiration of this Warrant subdivide the Common Stock, by split up or stock split, or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend, the number of Warrant Shares issuable upon the exercise of this Warrant shall forthwith be automatically increased proportionately in the case of a subdivision, split or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, Lender Conversion Price (in the event of a cashless exercise), and other applicable amounts, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 5.1 shall become effective automatically at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

5.2. Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 5.1 above), then Company shall make appropriate provision so that Investor shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by Investor immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of Investor so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per Warrant Share payable hereunder, provided the aggregate purchase price shall remain the same.

5.3. Subsequent Equity Sales. If Company or any subsidiary thereof, as applicable, at any time and from time to time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of, sell or issue (or announce any offer, sale, grant or any option to purchase or other disposition of) any Common Stock (including any Common Stock issued under the Note, whether upon any type of conversion or any Deemed Issuance (as defined in the Note)), preferred shares convertible into Common Stock, or debt, warrants, options or other instruments or securities which are convertible into or exercisable for shares of Common Stock (together herein referred to as "Equity Securities"), at an effective price per share less than the Exercise Price (such lower price, the "Base Share Price" and such issuance collectively, a "Dilutive Issuance") (if the holder of the Common Stock or Equity Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options, or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then (a) the Exercise Price shall be reduced and only reduced to equal the Base Share Price, and (b) the number of Warrant Shares issuable upon the exercise of this Warrant shall be increased to an amount equal to the number of Warrant Shares Investor could purchase hereunder for an aggregate Exercise Price, as reduced pursuant to subsection (a) above, equal to the aggregate Exercise Price payable immediately prior to such reduction in Exercise Price, provided that the increase in the number of Exercise Shares issuable under to this Warrant made pursuant to this Section 5.3 shall not at any time exceed a number equal to three (3) times the number of Exercise Shares issuable under this Warrant as of the Issue Date (for the avoidance of doubt, the foregoing cap on the number of Exercise Shares issuable hereunder shall only apply to adjustments made pursuant to this Section 5.3 and shall not apply to adjustments made pursuant to Sections 5.1, 5.2 or any other section of this Warrant). Such adjustments shall be made whenever such Common Stock or Equity Securities are issued. Company shall notify Investor, in writing, no later than the Trading Day following the issuance of any Common Stock or Equity Securities subject to this Section 5.3, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, or other pricing terms (such notice, the "Dilutive Issuance Notice"). For purposes of clarification, whether or not Company provides a Dilutive Issuance Notice pursuant to this Section 5.3, upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance, Investor is entitled to receive the increased number of Warrant Shares provided for in subsection (b) above at an Exercise Price equal to the Base Share Price regardless of whether Investor accurately refers to the Base Share Price in the Notice of Exercise. Additionally, following the occurrence of a Dilutive Issuance, all references in this Warrant to "Warrant Shares" shall be a reference to the Warrant Shares as increased pursuant to subsection (b) above, and all references in this Warrant to "Exercise Price" shall be a reference to the Exercise Price as reduced pursuant to subsection (a) above, as the same may occur from time to time hereunder.

5.4. Notice of Adjustment. Without limiting any other provision contained herein, when any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, pursuant to the terms hereof, Company shall promptly notify Investor of such event and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

5.5. Exceptions to Adjustment. Notwithstanding the provisions of Sections 5.3 and 5.4, no adjustment to the Exercise Price shall be effected as a result of an Excepted Issuance. "Excepted Issuances" shall mean, collectively,
      (a) Company's issuance of securities in connection with strategic license agreements and other partnering arrangements so long as any such issuances are not for the purpose of raising capital and in which holders of such securities or debt are not at any time granted registration rights, and
      (b) Company's issuance of Common Stock or the issuance or grant of options to purchase Common Stock to employees, directors, officers and consultants, authorized by Company's board of directors pursuant to plans or agreements which are authorized, constituted or in effect as of the Issue Date.

6. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock issuable on the exercise of this Warrant, Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. Company will forthwith mail a copy of each such certificate to Investor and any Warrant Agent (as defined below) appointed pursuant to Section 8 hereof. Nothing in this Section 6 shall be deemed to limit any other provision contained herein.

7. Transfer to Comply with the Securities Act. This Warrant, and the Warrant Shares, have not been registered under the 1933 Act. None of the Warrant Shares may be sold, transferred, pledged or hypothecated without (a) an effective registration statement under the 1933 Act relating to such security or (b) an opinion of counsel reasonably satisfactory to Company that registration is not required under the 1933 Act; provided, however, that the foregoing restrictions on transfer shall not apply to the transfer of any security to an affiliate of Investor. Until such time as registration has occurred under the 1933 Act, each certificate for this Warrant and any Warrant Shares shall contain a legend, in form and substance satisfactory to counsel for Company, setting forth the restrictions on transfer contained in this Section 7. Any such transfer shall be accompanied by a transferor assignment substantially in the form attached to this Warrant as Exhibit B (the "Transferor Assignment"), executed by the transferor and the transferee and submitted to Company. Upon receipt of the duly executed Transferor Assignment, Company shall register the transferee thereon as the new holder on the books and records of Company and such transferee shall be deemed a "registered holder" or "registered assign" for all purposes hereunder, and shall have all the rights of Investor.

8. Warrant Agent. Company may, by written notice to Investor, appoint an agent (a "Warrant Agent") for the purpose of issuing shares of Common Stock on the exercise of this Warrant pursuant hereto, exchanging this Warrant pursuant hereto, and replacing this Warrant pursuant hereto, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such Warrant Agent.

9. Transfer on Company's Books. Until this Warrant is transferred on the books of Company, Company may treat Investor as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

10. Notices. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled "Notices" in the Purchase Agreement, the terms of which are incorporated herein by reference.

11. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant, together with the Purchase Agreement and all the other Transaction Documents, taken together, contain the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings with respect to the subject matter hereof and thereof other than as expressly contained herein and therein.

12. Purchase Agreement; Arbitration of Disputes; Calculation Disputes. This Warrant is subject to the terms, conditions and general provisions of the Purchase Agreement and the other Transaction Documents, including without limitation the Arbitration Provisions set forth as an exhibit to the Purchase Agreement. In addition, notwithstanding the Arbitration Provisions, in the case of a dispute as to any Calculation, such dispute will be resolved in the manner set forth in the Purchase Agreement.

13. Governing Law. This Warrant shall be governed by and interpreted in accordance with the laws of the State of Utah, without giving effect to the principles thereof regarding the conflict of laws.

14. Waiver of Jury Trial. COMPANY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS WARRANT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, COMPANY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

15. Remedies. The remedies at law of Investor under this Warrant in the event of any default or threatened default by Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and, without limiting any other remedies available to Investor in the Transaction Documents, at law or equity, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

16. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Signatures delivered via facsimile or email shall be considered original signatures for all purposes hereof.

17. Attorneys' Fees. In the event of any arbitration, litigation or dispute arising from this Warrant, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys' fees and expenses paid by said prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator's or a court's power to award fees and expenses for frivolous or bad faith pleading.

18. Severability. Whenever possible, each provision of this Warrant shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant or the validity or enforceability of this Warrant in any other jurisdiction.

19. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Warrant.

20. Descriptive Headings. Descriptive headings of the sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed by an officer thereunto duly authorized as of the Issue Date.

COMPANY:

EMPIRE GLOBAL CORP.


By: /s/ Michele Ciavarella
   ------------------------------------
Printed Name: Michele Ciavarella, B.Sc.
Title: 	Chairman and CEO

                                  EXHIBIT A

                       NOTICE OF EXERCISE OF WARRANT

TO:    EMPIRE GLOBAL CORP.
       ATTN:
            -----------------------

VIA FAX TO: (    )             EMAIL:
                  ------------       -------------------------------

    The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant #1 to Purchase Shares of Common Stock dated as of June 17, 2015 (the "Warrant"), to purchase shares of the common stock, $0.0001 par value ("Common Stock"), of EMPIRE GLOBAL CORP., and tenders herewith payment in accordance with Section 2 of the Warrant, as follows:

    CASH: $                             = (Exercise Price x Delivery Shares)
---        ----------------------------

    Payment is being made by:
---
                enclosed check
        ------
	        wire transfer
        ------
                other
        ------


    CASHLESS EXERCISE:

    Net number of Delivery Shares to be issued to Investor:         *
                                                           ---------

    * based on: Current Market Value - (Exercise Price x Exercise Shares)
                ---------------------------------------------------------
                                    Adjusted Price

    Where:
    Trade Price ["TP"]        =         $
                                         ---------------

    Exercise Shares           =
                                         ---------------

    Current Market Value [TP x Exercise Shares]       =       $
                                                               ---------------

    Exercise Price                                    =       $
                                                               ---------------

    Adjusted Price                                    =       $
                                                               ---------------

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Warrant.

It is the intention of Investor to comply with the provisions of Section 2.2 of the Warrant regarding certain limits on Investor's right to receive shares thereunder. Investor believes this exercise complies with the provisions of such
Section 2.2. Nonetheless, to the extent that, pursuant to the exercise effected hereby, Investor would receive more shares of Common Stock than permitted under
Section 2.2, Company shall not be obligated and shall not issue to Investor such excess shares until such time, if ever, that Investor could receive such excess shares without violating, and in full compliance with, Section 2.2 of the Warrant.

As contemplated by the Warrant, this Notice of Exercise is being sent by email or by facsimile to the fax number and officer indicated above.

If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, Investor will surrender (or cause to be surrendered) the Warrant to Company at the address indicated above by express courier within five (5) Trading Days after the Warrant Shares to be delivered pursuant to this Notice of Exercise have been delivered to Investor.

To the extent the Delivery Shares are not able to be delivered to Investor via the DWAC system, please deliver certificates representing the Delivery Shares to Investor via reputable overnight courier after receipt of this Notice of Exercise (by facsimile transmission or otherwise) to:


        --------------------------------


        --------------------------------


        --------------------------------

Dated:
        -------------------


---------------------------
[Name of Investor]

By:
   ------------------------



                                  EXHIBIT B

                       FORM OF TRANSFEROR ENDORSEMENT
               (To be signed only on transfer of the Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the Warrant #1 to Purchase Shares of Common Stock dated as of June 17, 2015 (the "Warrant") to purchase the percentage and number of shares of common stock, $0.0001 par value ("Common Stock"), of EMPIRE GLOBAL CORP. specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s), and appoints each such person attorney-in-fact to transfer the undersigned's respective right on the books of EMPIRE GLOBAL CORP. with full power of substitution.

Transferees                 Percentage Transferred            Number Transferred

-----------------           ----------------------            ------------------

Dated:            ,
      -----------  ------
                                                -------------------------------
[Transferor Name must conform to the name of Investor as specified on the face of the Warrant]

                                                By:
                                                   -----------------------------
						Name:
                                                     ---------------------------

Signed in the presence of:

---------------------------
(Name)


ACCEPTED AND AGREED:

---------------------------
[TRANSFEREE]

By:
   ------------------------
Name:
     ----------------------